Exhibit 99.1

resTORbio Reports Fourth Quarter and Full Year

2017 Financial Results

BOSTON, Massachusetts, Mar. 29, 2018 – resTORbio, Inc. (NASDAQ:TORC), a clinical-stage biopharmaceutical company focused on helping people live healthier longer through the development and commercialization of novel therapeutics for the treatment of aging-related diseases, today reported financial results and provided a corporate update for the fourth quarter and full year ended December 31, 2017.

“We recently completed our initial public offering, providing us the financial strength to pursue our goal of developing novel therapies for aging-related diseases. We are evaluating the potential of TORC1 inhibition to improve these diseases, beginning with our ongoing Phase 2b study evaluating RTB101 as an immunotherapy to reduce the incidence of respiratory tract infections in the elderly,” said Chen Schor, President and CEO of resTORbio. “In 2018, we look forward to reporting top-line data from this study in the second half of the year and to further developing RTB101, alone or in combination with everolimus, for the treatment of additional aging-related diseases.”

Recent Highlights and Outlook

Successfully Completed IPO: In January 2018, a successful initial public offering (IPO) was completed of 6,516,667 shares of common stock at a public offering price of $15.00 per share, including the full exercise by the underwriters of their option to purchase additional shares. The net proceeds from the IPO were approximately $89.4 million after deducting underwriting discounts and offering expenses. The proceeds will be used to evaluate the potential of RTB101 in multiple aging-related diseases.

Enrolling Ongoing Phase 2b Study: In May 2017, a randomized, double-blind placebo-controlled Phase 2b trial was initiated to evaluate the safety, tolerability and efficacy of RTB101, an orally-administered, selective TORC1 inhibitor alone, or in combination with everolimus, in reducing the incidence of respiratory tract infections (RTIs) in more than 600 elderly subjects. The Company is conducting the trial in two parts during the winter cold and flu seasons in both the southern and northern hemispheres. The second part of the study commenced in the U.S. in the fourth quarter of 2017 following an interim analysis from the first part of the study conducted in New Zealand. Data from this trial are expected in the second half of 2018.

Data-Driven Approach to Expand into Additional Aging-Related Diseases: TORC1 inhibition may address multiple organ systems that fail or decline in function with age, including the immune, cardiovascular and neurologic systems. The Company intends to leverage learnings from its ongoing Phase 2b trial, together with preclinical data, to further develop RTB101, alone or in combination with everolimus, for the treatment of additional aging-related indications where TORC1 inhibition may have therapeutic benefit. Within the ongoing Phase 2b trial, the incidence of urinary tract infections and a potential efficacy signal for heart failure will be assessed as potential future indications. The Company plans to initiate at least one additional Phase 2 proof-of-concept study in an aging-related disease in 2018.

Fourth Quarter and Full Year 2017 Financial Results

•	R&D Expenses: R&D expenses were $6.8 million for the three months ended December 31, 2017 and $16.8 million for the twelve months ended December 31, 2017. The Company did not recognize any R&D expenses during the fourth quarter of 2016 or for the year ended December 31, 2016 as the primary operations did not commence until March 23, 2017.

•	G&A Expenses: General and administrative expenses were $0.7 million for the three months ended December 31, 2017 and $2.0 million for the twelve months ended December 31, 2017. The Company did not recognize any G&A expenses during the fourth quarter of 2016. General and administrative expenses were $1,000 for the period July 5, 2016 (inception) to December 31, 2016.

•	Net Loss: Net loss applicable to common stockholders was $23.1 million, or $5.11 per share, for the three months ended December 31, 2017, and $33.8 million, or $8.42 per share, for the twelve months ended December 31, 2017. The Company did not recognize any net loss during the fourth quarter of 2016. Net loss applicable to common stockholders was $1,000, or $0.00 per share, for the period July 5, 2016 (inception) to December 31, 2016.

•	Cash and Cash Equivalents: Cash and cash equivalents were $53.3 million as of December 31, 2017, not including approximately $89.4 million in net proceeds from the Company’s IPO. The Company expects that current cash and cash equivalents as of December 31, 2017, including proceeds from the IPO completed in January 2018, will be sufficient to fund its operating expenses through 2020.

About resTORbio

resTORbio, Inc. is a clinical-stage biopharmaceutical company focused on helping people live healthier longer through the development and commercialization of novel therapeutics for the treatment of aging-related diseases. resTORbio’s lead program is targeting the selective inhibition of TORC1—an evolutionary conserved pathway that contributes to the decline in function of multiple organ systems, including the immune, cardiac and neurologic systems. RTB101, resTORbio’s lead drug candidate, is a selective, orally administered, TORC1 inhibitor currently being tested in a Phase 2b clinical trial as a first in-class immunotherapy for reducing the incidence of respiratory tract infections in the elderly by enhancing the function of the immune system. The company expects to develop RTB101 for additional aging-related indications such as heart failure or neurodegenerative diseases.

Forward Looking Statements

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding our plans to develop and commercialize RTB101 alone or in combination with everolimus, including the therapeutic potential and clinical benefits thereof, our ongoing and future clinical trials for RTB101 alone or in combination with everolimus, including the timing of initiation of these trials and of the anticipated results, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the delay of any planned clinical trials and/or development of RTB101, either alone or in combination with everolimus; our ability to successfully demonstrate the efficacy and safety of our lead product candidate; the clinical results for our lead product candidate which may not support further development of additional indications; and obtaining, maintaining and protecting our intellectual property; as well as those risks more fully discussed in the section entitled “Risk Factors” in the final prospectus related to resTORbio’s initial public offering filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act, as well as discussions of potential risks, uncertainties, and other important factors in resTORbio’s subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent resTORbio’s views only as of today and should not be relied upon as representing its views as of any subsequent date. resTORbio explicitly disclaims any obligation to update any forward-looking statements.

Investor Contact:

Beth DelGiacco

Stern Investor Relations, Inc.

212-362-1200

beth@sternir.com

Media Contact:

Michael Lampe

Scient PR

484-575-5040

michael@scientpr.com

RESTORBIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31, 2017	July 5 (inception) through December 31, 2016
	2017	2016
Operating expenses:
Research and development	$6,792	$—	$16,839	$—
General and administrative	731	—	2,043	1

Total operating expenses	7,523	—	18,882	1

Loss from operations	(7,523)	—	(18,882)	(1)
Other expense, net	(15,531)	—	(14,896)	—

Net loss	$(23,054)	$—	$(33,778)	$(1)

Net loss per share—basic and diluted	$(5.11)	$—	$(8.42)	$(0.00)

Weighted-average number of common shares used in net loss per share—basic and diluted	4,514	2,032	4,010	1,920

RESTORBIO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$53,349	$—
Prepaid expenses and other current assets	876	—
Deferred offering costs	929	—

Total current assets	55,154	—
Property and equipment, net	39	—

Total assets	$55,193	$—

Liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$1,515	$—
Accrued liabilities	3,987	—

Total current liabilities	5,502	—

Redeemable convertible preferred stock	81,620	—

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,849	—
Accumulated deficit	(33,779)	(1)

Total stockholders’ (deficit) equity	(31,929)	—

Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$55,193	$—